EXHIBIT 10.16

FACEBOOK INC.

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”), is made as of February 19, 2010 by and among Facebook, Inc., a Delaware corporation (the “Company”), Digital Sky Technologies Limited, a limited liability company incorporated under the laws of the British Virgin Islands (“DST”), and DST Global Limited, a limited liability company incorporated under the laws of the British Virgin Islands (“DSTG”).

R E C I T A L S

WHEREAS, DST and DSTG together hold approximately 8.2% of the Company’s outstanding capital stock.

WHEREAS, pursuant to that certain Letter Agreement Regarding Certain Agreements between the Company and DST, dated May 26, 2009 (the “Side Letter Agreement”), which Side Letter Agreement shall be amended on or about the date hereof, DST is subject to certain limitations on the percentage of the Company’s outstanding capital stock that DST and its affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) can acquire (defined in the Side Letter Agreement as the “Standstill Threshold”).

WHEREAS, DST and DSTG are currently contemplating the purchase of shares of the Company’s Class B Common Stock pursuant to those certain Stock Transfer Agreements by and among each of DST and DSTG, respectively, Eduardo Saverin and the Company, to be entered into on or about the date hereof (together, the “Saverin Agreement”), and such purchase would result in DST and DSTG, together, exceeding the Standstill Threshold, absent the Company’s waiver of the Standstill Threshold.

WHEREAS, DST and DSTG desire to induce the Company to waive the Standstill Threshold and consent to DST’s and DSTG’s purchase of the Shares (as defined in the Saverin Agreement) pursuant to the Saverin Agreement by making certain agreements as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Election to Convert. Pursuant to Article IV(B), Section 4(a) of the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended from time to time (the “Charter”), immediately prior to its conversion of Class B Common Stock into Class A Common Stock as set forth below, DSTG provides to the Company notice of and hereby elects to convert 338,400 shares of the Company’s Series A Preferred Stock, represented by the stock certificate set forth on Schedule A hereto (the “Preferred Certificate”), into shares of the Company’s Class B Common Stock to be issued in the name of DSTG. Immediately following the Series A Preferred Stock conversion described in the first sentence of this section and pursuant to Article IV(D), Section 5(a) of the Charter (the “Optional Conversion

Provision”), DST and DSTG each provide to the Company notice of and hereby elect to convert, in the aggregate, 7,250,000 shares of the Company’s Class B Common Stock, represented by the stock certificates identified on Schedule A hereto (collectively with the Preferred Certificate, the “Certificates”), into shares of the Company’s Class A Common Stock to be issued in the names of DST and DSTG, respectively, as set forth on Schedule A. DST and DSTG are hereby deemed to deliver to the Company the Certificates representing the shares to be so converted pursuant to Article IV(B), Section 4(a) of the Charter and the Optional Conversion Provision, all in accordance with this Section 1.

2. Agreement to Convert. Reference is made to (a) that certain Holder Voting Agreement by and among the Company, DST and Mark Zuckerberg, dated as of May 26, 2009, as may be amended from time to time (the “DST Voting Agreement”) and (b) that certain Holder Voting Agreement by and among the Company, DSTG and Mark Zuckerberg, dated as of September 25, 2009, as may be amended from time to time (the “DSTG Voting Agreement”). In the event that either the DST Voting Agreement or the DSTG Voting Agreement is terminated pursuant to either Section 7.1(d) or Section 7.1(e) thereof (each a “Termination Event”), DST and DSTG hereby agree that this Agreement shall constitute notice to the Company that contingent upon and effective as of such Termination Event all shares of the Company’s Class B Common Stock held at the time of such Termination Event by DST, DSTG and/or any of their respective affiliates shall automatically (without any further action on the part of DST, DSTG and/or any of their respective affiliates) convert into shares of the Company’s Class A Common Stock pursuant to the Optional Conversion Provision. In addition, upon such Termination Event, DST, DSTG and/or any of their respective affiliates shall promptly deliver to the Company the stock certificates representing all shares of the Company’s Class B Common Stock to be converted pursuant to the Optional Conversion Provision in accordance with this Section 2.

3. Termination of Certain Obligations. Reference is made to the Series E Preferred Stock Purchase Agreement by and among the Company and the investors listed on Exhibit A thereto, dated as of May 16, 2009 (the “Series E SPA”). Pursuant to Section 6.11 of the Series E SPA, the Company and DST (which holds all of the Class B Common Stock issuable upon conversion of the Stock, as defined in the Series E SPA) hereby terminate Section 6.18 (Assignment/Waiver of Right of First Refusal) of the Series E SPA.

4. Agreement Not to Purchase. Following the Company’s IPO (as defined below), DST and DSTG agree that none of DST, DSTG or any of their respective affiliates will in any manner, directly or indirectly, either alone or together with one or more third parties, acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any shares of the Company’s capital stock that have been outstanding for six months or less; provided, however, that the restriction set forth in this Section 4 shall not be applicable to shares acquired by DST, DSTG or any of their respective affiliates directly from the Company or through open market transactions on a nationally recognized securities exchange. For purposes of this Section 4, “IPO” shall mean the consummation of a firm commitment underwritten public offering by the Company of its securities in connection with which all of the outstanding shares of Preferred Stock are converted into shares of Class B Common Stock, pursuant to the Company’s certificate of incorporation.

5. Agreement Not to Sell. Reference is made to the Fifth Amended and Restated Investors’ Rights Agreement by and among the Company, the holders of the Company’s Series A Preferred Stock listed on Exhibit A thereto, the holders of the Company’s Series B Preferred Stock listed on Exhibit B thereto, the holders of the Company’s Series C Preferred Stock listed on Exhibit C thereto, the holders of the Company’s Series D Preferred Stock listed on Exhibit D thereto, the holders of the Company’s Series E Preferred Stock listed on Exhibit E thereto, and the other holders of the Company’s capital stock set forth on Exhibit F thereto, dated as of November 20, 2009 (the “Rights Agreement”). Notwithstanding the restrictions set forth in Section 2.14(a) of the Rights Agreement, DST and DSTG hereby agree that in connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, DST, DSTG and/or any of their respective affiliates will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration), without the prior written consent of the Company or such underwriters, as the case may be, (a) in respect of such percentage of the combined aggregate interests of DST, DSTG and/or any of their respective affiliates held as of the effective date of such registration and (b) for such period from the effective date of such registration statement, all as set forth below:

Cumulative Percentage of Holdings For Which Lock-Up Expires	No. of Months Since Effective Date of Registration Statement

50%	6 months
75%	12 months
100%	18 months

Each of DST, DSTG and/or any of their respective affiliates further agrees to execute such agreements as may be reasonably requested by the underwriters of such registration statement that are consistent with this Section 5 (except for a difference in term) or that are necessary to give further effect thereto.

6. Stop-Transfer Instructions. DST and DSTG agree that, in order to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat DST, DSTG, their affiliates or any purported transferee or assignee as owner of such securities, or to accord DST, DSTG, their affiliates or any purported transferee or assignee the right to vote or receive dividends in respect of such securities.

7. Specific Performance. Each party to this Agreement acknowledges and agrees that any breach by any of them of this Agreement may cause another party irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a party of any provision of this Agreement, each other party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages.

8. Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

9. Amendment and Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the Company, DST and DSTG. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10. Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, the rights and obligations of the parties under this Agreement will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

11. Entire Agreement. This Agreement together with the Side Letter Agreement, any amendments thereto and the Saverin Agreement, constitute the full and entire understanding and agreement among the parties regarding the subject matter hereof and thereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

12. Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

13. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the cities of San Francisco, California and Moscow, Russian Federation are open for business.

14. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

15. Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

16. Miscellaneous. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The parties (x) irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (y) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the Northern District of California, and (z) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

17. Authorized Agent. DST and DSTG hereby appoint CT Corporation System, located at 818 West Seventh Street, Suite 200, Los Angeles, CA 90017 (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon DST and/or DSTG pursuant to this Agreement.

[Signature Pages Follow]

The parties hereto have executed this Agreement as of the date first written above.

COMPANY:

FACEBOOK, INC.

By:	/s/ Mark Zuckerberg
Mark Zuckerberg, Chief Executive Officer

Address:
1601 S. California Ave.
Palo Alto, CA 94404

SIGNATURE PAGE TO CONVERSION AGREEMENT

The parties hereto have executed this Agreement as of the date first written above.

Digital Sky Technologies Limited

By:	/s/ Michael Gray
Name:	Michael Gray
Title:	Director

DST Global Limited

By:	/s/ Sean Hogan
Name:	Sean Hogan
Title:	Director

SIGNATURE PAGE TO CONVERSION AGREEMENT

SCHEDULE A

Certificates

[See attached.]

Schedule A to Conversion Agreement – Certificates

Name of Stockholder	Date of Issuance	Certificate Number	Number of Shares	Number of Shares to be Converted (into Class B Common)	Balance of Series A Preferred Stock
DST Global Limited	11/24/2009	PA-14	4,622,496	388,400	4,284,096

Name of Stockholder	Date of Issuance	Certificate Number	Number of Shares	Number of Shares to be Converted (into Class A Common)	Balance of Class B Common Stock
Digital Sky Technologies	8/19/2009	CS-923	6,770,473	220,155	6,550,318
Digital Sky Technologies	8/31/2009	CS-1,029	40,000	40,000	—
Digital Sky Technologies	9/21/2009	CS-1,052	5,000	5,000	—

DST Global Limited	9/28/2009	CS-1,056	2,066,832	2,066,832	—
DST Global Limited	9/28/2009	CS-1,062	1,070,000	1,070,000	—
DST Global Limited	9/30/2009	CS-1,064	700,000	700,000	—
DST Global Limited	10/16/2009	CS-1,073	30,000	30,000	—
DST Global Limited	10/19/2009	CS-1,074	5,000	5,000	—
DST Global Limited	10/19/2009	CS-1,076	70,000	70,000	—
DST Global Limited	10/16/2009	CS-1,077	20,000	20,000
DST Global Limited	10/16/2009	CS-1,079	10,000	10,000	—
DST Global Limited	10/16/2009	CS-1,081	14,259	14,259	—
DST Global Limited	10/16/2009	CS-1,083	25,000	25,000	—
DST Global Limited	10/16/2009	CS-1,085	20,000	20,000	—
DST Global Limited	10/16/2009	CS-1,087	5,000	5,000	—
DST Global Limited	10/16/2009	CS-1,089	110,000	110,000	—
DST Global Limited	10/16/2009	CS-1,090	136,000	136,000	—
DST Global Limited	10/16/2009	CS-1,092	68,428	68,428	—
DST Global Limited	10/30/2009	CS-1,109	6,000	6,000	—
DST Global Limited	10/30/2009	CS-1,111	100,000	100,000	—
DST Global Limited	10/30/2009	CS-1,112	75,000	75,000	—
DST Global Limited	10/30/2009	CS-1,113	20,000	20,000	—
DST Global Limited	10/30/2009	CS-1,114	10,000	10,000	—
DST Global Limited	11/2/2009	CS-1,115	70,092	70,092	—
DST Global Limited	11/2/2009	CS-1,116	76,234	76,234	—
DST Global Limited	11/2/2009	CS-1,117	70,092	70,092	—
DST Global Limited	11/2/2009	CS-1,118	58,000	58,000	—
DST Global Limited	11/2/2009	CS-1,119	50,313	50,313	—
DST Global Limited	11/2/2009	CS-1,120	34,500	34,500	—
DST Global Limited	11/20/2009	CS-1,131	30,000	30,000	—
DST Global Limited	11/20/2009	CS-1,133	5,000	5,000	—
DST Global Limited	11/20/2009	CS-1,135	20,000	20,000	—
DST Global Limited	11/20/2009	CS-1,137	170,000	170,000	—
DST Global Limited	11/20/2009	CS-1,139	35,000	35,000	—
DST Global Limited	11/20/2009	CS-1,140	60,566	60,566	—
DST Global Limited	12/15/2009	CS-1,153	40,000	40,000	—
DST Global Limited	12/18/2009	CS-1,183	375,958	375,958	—
DST Global Limited	12/18/2009	CS-1,185	42,482	42,482	—
DST Global Limited	12/18/2009	CS-1,197	350,000	350,000	—
DST Global Limited	12/21/2009	CS-1,187	50,000	50,000	—
DST Global Limited	12/21/2009	CS-1,195	60,000	60,000	—
DST Global Limited	12/21/2009	CS-1,199	50,689	50,689	—
DST Global Limited	12/31/2009	CS--1,229	350,000	350,000	—
DST Global Limited	12/31/2009	CS-1,232	6,000	6,000	—
DST Global Limited	11/13/2009	CS-1,234	60,000	60,000	—
DST Global Limited	1/5/2010	CS-1,237	20,000	20,000	—

DST Global Limited	2/19/2010	CS-1,297	338,400	338,400	—
Total Class B Common Stock to be Converted by DSTG			6,984,845
Total Class B Common Stock to be Converted by DST			265,155
Total Class B Common Stock to be Converted			7,250,000